APPENDIX A

                               FIERA CAPITAL INC.

                                 CODE OF ETHICS

                                   JUNE 2016



--------------------------------------------------------------------------------
The Code of Ethics (this "CODE") is the property of Fiera Capital Inc. (the "FIRM") and must be returned to the Firm should an employee's association with the Firm terminate for any reason. The contents of the Code are confidential and should not be revealed to third parties. The Code is intended to give sufficient information and guidance such that an employee may gain an understanding of the standards of business conduct applicable to employees as well as the regulatory rules and requirements that the Firm is subject to. Circumstances vary and practices evolve. To retain flexibility and relevance, new policies, guidance and amendments may be promulgated by email or even verbally before ultimately being incorporated into the Code. Such communications should be considered to be as valid and binding as the formal guidance contained in the Code. Where the information or guidance contained in the Code or in the Firm's Compliance Manual (the "MANUAL") does not appear to address your particular situation you should consult with the Firm's Chief Compliance Officer.
--------------------------------------------------------------------------------

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Definitions .....................................................................   3
Background ......................................................................   6
Standards of Business Conduct ...................................................   7
Insider Trading Policy ..........................................................   8
Personal Securities Transactions Policy .........................................  12
External Activities Policy ......................................................  18
Gifts and Entertainment Policy ..................................................  20
Attachment A -- Code Ethics Acknowledgement Form ................................  21
Attachment B -- Employee Compliance Questionnaire ...............................  22
Attachment C -- Pre-clearance Form for Securities Transactions ..................  25
Attachment D -- Quarterly Reporting Form: Transactions and Accounts .............  27
Attachment E -- Initial/Annual Holdings Reporting Form: Reportable Securities ...  28
Attachment F -- Initial/Annual Holdings Reporting Form: Accounts ................  29
Attachment G -- Letter to a Broker/Dealer .......................................  30
Attachment H -- Gift and Entertainment Pre-clearance ............................  31
Attachment I -- Gifts and Entertainment Log .....................................  32

--------------------------------------------------------------------------------
                                                                          Page 2

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

                                  DEFINITIONS

o ACCESS PERSON -- An Access Person is a Supervised Person who has access to non-public information regarding any client' s trading or any reportable fund's holdings, who is involved in making securities recommendations to Clients, or who has access to non- public securities recommendations. Due to the Firm's structure, all of the Firm's Employees are presumed to be Access Persons. For the purpose of the Code, independent directors or Non-resident Directors are not considered Supervised Persons, and therefore, are not Access Persons.

o    ADVISERS ACT -- Investment Advisers Act of 1940, as amended.

o AUTOMATIC INVESTMENT PLAN -- A program in which regular trades are made automatically in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

o BENEFICIAL INTEREST -- Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability, directly or indirectly, to profit or share in any profit from a securities transaction. An individual generally has a Beneficial Interest in all securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household. Examples are provided within the Personal Securities Transaction Policy.

o    BOARD -- The Firm's Board of Directors.

o    CEO -- The Firm' s Chief Executive Officer.

o    CCO -- The Firm' s Chief Compliance Officer.

o    CFTC -- Commodity Futures Trading Commission.

o    CLIENTS -- Separate managed accounts, private funds or registered funds.

o COMPLIANCE TEAM -- Means the CCO and various other employees reporting to the CCO and/or the Firm' s General Counsel, such as employees holding the following, or similar titles: Compliance Officer; Paralegal; Compliance Analyst; Associate General Counsel; or Senior Associate General Counsel.

o EMPLOYEES -- The Firm' s officers, principals and employees as well as Associated Persons.

o ERISA -- The Employee Retirement Income and Savings Act of 1974, as amended.

o FEDERAL SECURITIES LAWS -- The Federal Securities Laws includes the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.


--------------------------------------------------------------------------------
                                                                          Page 3

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

o FIERA ASSOCIATED PERSONS -- Employees of Fiera Capital Corporation that perform services for Clients who have agreed to comply with the PA Manual with respect to services performed for Clients.

o    FIRM -- Fiera Capital Inc.

o    INVESTMENT COMPANY ACT -- The Investment Company Act of 1940, as amended.

o INSIDER TRADING -- Trading personally or on behalf of others on the basis of Material Non-Public Information, or improperly communicating Material Non-Public Information to others.

o IPO -- An initial public offering. An IPO is an offering of Securities registered under the Securities Act where the issuer, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

o MATERIAL NON-PUBLIC INFORMATION -- Information that (i) has not been made generally available to the public, and that (ii) a reasonable investor would likely consider important in making an investment decision. Consult the Firm' s CCO if you are unsure whether information constitutes Material Non-Public Information.

o MUTUAL FUND(S) -- The registered investment companies advised or sub-advised by the Firm.

o NONPUBLIC PERSONAL INFORMATION -- Regulation S-P defines "nonpublic personal information" to include personally identifiable financial information that is not publicly available, as well as any list, description, or other grouping of consumers derived from nonpublic personally identifiable financial information.

o NON-RESIDENT DIRECTOR -- Any director of the Firm who (a) is not an officer, employee or shareholder of the Firm, (b) does not maintain a business address at the Firm, (c) does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Firm, information regarding recommendations concerning the purchase or sale of securities by the Firm or information regarding securities being considered for purchase or sale by the Firm, and (d) does not, in the ordinary course of his business, receive or have access to current information regarding the portfolio holdings of any investment fund the Firm or its control affiliates manage or of any investment fund in which the Firm's clients have invested.

o PA MANUAL -- The Participating Affiliate Compliance Policies and Procedures attached as Appendix P to the Manual.

o PRIVATE PLACEMENT -- Also known as a "Limited Offering. " An offering that is exempt from registration pursuant to sections 4(2) or 4(6) of the Securities Act, or pursuant to Rules 504, 505, or 506 of Regulation D.

o SECURITY -- Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional


--------------------------------------------------------------------------------
                                                                          Page 4

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

     undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or Any questions about whether an instrument is a Security for purposes of the Federal Securities Laws should be directed to the CCO.

o    SEC -- The Securities and Exchange Commission.

o SECURITIES ACT -- The Securities Act of 1933, as amended. o SENIOR MANAGEMENT -- The CEO and/or the Board.

o SUPERVISED PERSON -- An adviser's Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to the adviser' s supervision and control. For the purposes of the Code, independent directors are not considered supervised persons.

o    SRO -- A self-regulatory organization, such as FINRA.


--------------------------------------------------------------------------------
                                                                          Page 5

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

BACKGROUND

The Code of Ethics (the "CODE") is comprised of Standards of Business Conduct, an Insider Trading Policy, a Personal Securities Transaction Policy, and an External Activities Policy. The Code is premised on the principle that Fiera Capital Inc. (the "FIRM") owes a fiduciary duty to its Clients and is designed to comply with Section 204A and Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Investment Company Act. As discussed in greater detail below, Employees must:

     o    Comply with Federal Securities Laws;

     o Comply with this Standards of Business Conduct, the Insider Trading Policy, the Personal Securities Transaction Policy, and the External Activities Policy detailed below;

     o Promptly report any improper or suspicious activities, including any suspected violations of the Code to the Compliance Team;

     o Provide the Compliance Team written acknowledgement of receipt of the Code initially upon employment and upon request of the Compliance Team (utilizing a form substantially similar to Attachment A); and

     o Provide the CCO all information necessary to assess compliance risk for the Firm (typically, such information will be solicited annually using a form substantially similar to Attachment B).

Any questions with respect to the Code should be directed to the Compliance
Team.

The scope of the Code and its operation reflect the fact that a separate code of ethics (the "REGISTERED FUND CODE") has been adopted for each Mutual Fund. The provisions of the Registered Fund Code are applicable to the Mutual Fund and its Covered Persons only to the extent such Covered Person is not otherwise covered by the Code. "Covered Persons" means: (1) the directors, trustees and officers of the Mutual Fund; (2) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the securities currently being purchased, sold or considered for purchase or sale by the Mutual Fund; and (3) any natural person in a control relationship to the Mutual Fund or its investment adviser who obtains information concerning recommendations made to the Mutual Fund with regard to the purchase or sale of securities by the Mutual Fund; PROVIDED, HOWEVER, the term "Covered Persons" does not include persons who are subject to the Code.

Except as otherwise set forth in the PA Manual, Fiera Associated Persons shall only be subject to the Code of Conduct adopted by Fiera Capital Corporation ("AFFILIATED CODE"), together with those portions of the PA Manual addressing personal trading, reporting thereon and other provisions required to be included in a Rule 17j-1 compliant code of ethics (the "PA Manual Code"). Both the Affiliated Code and the PA Manual Code shall be enforced and supervised in accordance with their respective terms.

In the event of a material change to the Code, the Affiliated Code, or the PA Manual Code, as the case may be, the CCO shall inform each Mutual Fund's Chief Compliance Officer of such change and ensure that the change is approved by each Mutual Fund's board of directors no later than six months after the change is adopted. In addition, annually, the CCO will provide to each


--------------------------------------------------------------------------------
                                                                          Page 6

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

Mutual Fund's board of directors a written report that: (1) describes any issues arising under the Code, the Affiliated Code, or the PA Manual Code since the last report to the Mutual Fund's board of directors, including information about material violations of the Code, the Affiliated Code or the PA Manual Code and any sanctions imposed in response to the material violations; and (2) certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, the Affiliated Code and the PA Manual Code.

STATEMENT OF POLICY

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described herein, the Code requires all Employees to comply with applicable federal securities laws. Without limiting the generality of the foregoing, no Employee shall:

     o    defraud a client in any manner;

     o mislead a client, including by making a statement that omits material facts;

     o engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a client;

     o    engage in any manipulative practice with respect to a client; or

     o engage in any manipulative practice with respect to securities, including price manipulation.

STANDARDS OF BUSINESS CONDUCT

The Code sets forth standards of business conduct that the Firm requires of its Supervised Persons and that relate to the Firm's and Supervised Persons' fiduciary obligations. Supervised Persons should maintain the highest ethical standards in carrying out the Firm's business activities. The Firm's reputation is one of its most important assets. Maintaining the trust and confidence of clients is a vital responsibility. This section sets forth the Firm's business conduct standards.

The Firm and its Senior Management have the following expectations for
Employees:

     o We expect all Employees to act with integrity and in an ethical manner when dealing with the public, current and prospective Clients and Investors, and fellow Employees;

     o We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients and/or Investors -- simply stated, no Employee should ever enjoy a benefit at the detriment of any Client or Investor;

     o We expect all Employees to notify the CCO promptly in the event that the Employee may have failed to comply with (or becomes aware of another person's failure to comply with) the policies and procedures set forth in the Manual or the Code; and

     o We expect all Employees to cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his respective duties under the Manual and the Code and (ii) the Firm to comply with the Federal Securities Laws to which it is subject.


--------------------------------------------------------------------------------
                                                                          Page 7

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

The Firm takes the potential for conflicts very seriously. Improper actions by the Firm or its Employees could have severe negative consequences for the Firm, its Clients and Investors, and its Employees. Impropriety, or even the appearance of impropriety, could negatively impact all Employees, including people who had no involvement in the problematic activities.

Therefore, Employees are required to promptly report any improper or suspicious activities, including any suspected violations of the Code, to the CCO. An Employee's identification of a material compliance issue will be viewed favorably by the Firm's Senior Management. Management is aware of the consequence that may result from this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations or potential issues. All reports of potential issues will be treated as being made on an anonymous basis. Any reports of potential problems will be thoroughly investigated by the Compliance Team, who will report directly to Senior Management on the matter. Any problems identified during the review will be addressed in ways that reflect the Firm's fiduciary duty to its Clients.

If any violation of the Firm's Code, and in particular the Personal Securities Transactions Policy, is determined to have occurred, the Firm may impose sanctions and take such other actions as Senior Management deems appropriate. These actions may include requiring that the trades in question be reversed, requiring the disgorgement of profits, issuing a letter of caution or warning, issuing a suspension of personal trading rights, suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, termination of employment or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits shall be paid to the applicable Client(s), if any, as Senior Management shall determine to be appropriate.

If the CCO determines that a material violation of the Code has occurred, the CCO will promptly report the violation, and any association action(s), to Senior Management. If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act with respect to a Mutual Fund, the Firm will report its findings to the Mutual Fund's Chief Compliance Officer and, if necessary and appropriate, the Mutual Fund's board of directors pursuant to Rule 17j-1.

INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-Public Information by such investment adviser or any person associated with such investment adviser.

In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of Material Non-Public Information; or


--------------------------------------------------------------------------------
                                                                          Page 8

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

     o Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider' s duty to keep it confidential; or

     o Communicating Material Non-Public Information to others in breach of a fiduciary duty.

WHOM DOES THE POLICY COVER?

This policy covers all Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

Knowledge of the following types of information is generally regarded as material:

     o    Dividend or earnings announcements

     o    Write-downs or write-offs of assets

     o    Additions to reserves for bad debts or contingent liabilities

     o    Expansion or curtailment of company or major division operations

     o    Merger, joint venture announcements

     o    New product/service announcements

     o    Discovery or research developments

     o    Criminal, civil and government investigations and indictments

     o    Pending labor disputes

     o    Debt service or liquidity problems

     o    Bankruptcy or insolvency problems

     o    Tender offers, stock repurchase plans, etc.

     o Information concerning upcoming research analyst recommendations (upgrades/downgrades) prior to dissemination

     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.


--------------------------------------------------------------------------------
                                                                          Page 9

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning Insider Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

RUMORS

Rumors do not necessarily constitute public information. If the so-called "rumor" is reported in the financial press or available in a Google or other web search, then you can consider it public. However, if it is not disseminated in a manner that constitutes "public" information as described above there is the risk that the information is non-public and, if it is both material and was disclosed to the recipient, directly or indirectly, through the breach of a duty, then it is likely that the rumor is material non-public information. One acceptable way to determine whether a "rumor" is publicly available would be to do a web search on it or to call the issuer's public relations officer and inquire as to whether the company has publicly confirmed or denied the rumor. You should not contact any OTHER officer or employee of the issuer to determine the accuracy of a rumor because a confirmation or a denial of the rumor could, in itself, constitute non-public information.

RELATIONSHIPS WITH CLIENTS OR INVESTORS

Given the Firm's standing in the investment community, it has retained executives of public companies and other well connected individuals as Clients.
 While the Firm may occasionally converse with these individuals as part of the normal course of its research/due diligence process, Portfolio Managers must be aware that the relationship could incentivize those individuals to divulge additional information (including Material Non-Public Information).

PENALTIES FOR TRADING ON MATERIAL NON-PUBLIC INFORMATION

Severe penalties exist for firms and individuals that engage in the misuse of material non-public information, including civil injunctions, treble damages, disgorgement of profits and jail


--------------------------------------------------------------------------------
                                                                         Page 10

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW WHEN AN EMPLOYEE BELIEVES THAT THEY POSSESS MATERIAL NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the Compliance Team as soon as possible. From this point, the Employee, Compliance Team and other parties (as needed) will conduct research to determine if the information is likely to be considered important to individuals/entities in making investment decisions, and whether the information has been publicly disseminated. In addition, the Compliance Team may add the issuer and/or underlying public security on the Firm's Restricted List. The Firm's Restricted List is described in additional detail in the Personal Securities Transactions Policy of the Code.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, Employees:

     o Shall not trade the securities of any company in which they possess Material Non-Public Information about the company.

     o Shall not trade in any synthetic instruments that give the Firm' s clients exposure to the securities of any company in which they possess Material Non-Public Information about the company.

     o Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.

     o Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.

     o Shall immediately report the potential receipt of Material Non-Public Information to the CCO.

     o Shall not proceed with any research, trading, etc. until the CCO informs the Employee of the appropriate course of action.

Upon the termination of employment for any reason, Employees must promptly turn over to the Firm all documents and other materials, in whatever form maintained (e.g., hard copy files, electronic files, portable storage drive, etc.), containing, reflecting, or otherwise relating in any way to, Material Non-Public Information.


--------------------------------------------------------------------------------
                                                                         Page 11

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

PERSONAL SECURITIES TRANSACTIONS AND REPORTING POLICIES

     SUMMARY

     o Employees may not purchase or sell any Covered Securities (defined below under CATEGORIES OF SECURITIES AND BENEFICIAL OWNERSHIP) unless the Employee has complied with the pre-clearance procedures set forth below.

     o Employees must have written pre-clearance for all personal securities transactions in Covered Securities before completing any such transaction. The Firm reserves the right to withhold approval of any proposed transaction that may have the appearance of improper conduct.

     o No pre-clearance is required for transactions taking place in Exempt Securities (defined below under CATEGORIES OF SECURITIES AND BENEFICIAL OWNERSHIP).

     o Employees must provide quarterly transactions and brokerage account reports, and initial and annual holdings and brokerage account reports, in each case as set out below under REPORTING REQUIREMENTS.

Details of the mechanics, operations and obligations of these policies and procedures are set forth below. All Employees are expected to read, understand and comply with these procedures and obligations. Please direct any questions to the Compliance Team.

     CATEGORIES OF SECURITIES AND BENEFICIAL OWNERSHIP

The following lists define categories of securities and the pre-clearance requirements for each category. If an Employee has any uncertainty as to which category applies to a particular security the Employee must contact the Compliance Team.

A. SECURITIES TRANSACTIONS THAT REQUIRE PRE-CLEARANCE.

     (1) COVERED SECURITIES. Employees MUST PRE-CLEAR any transaction in the following categories of securities in which the Employee has any beneficial ownership (explained below) (collectively, "COVERED SECURITIES"):

          o    any equity security of a company;

          o any bond or other debt instrument of a company (a "COMPANY DEBT INSTRUMENT");

          o options on any equity security of a company or Company Debt Instrument;

          o futures contracts on any equity security of a company or Company Debt Instrument;

          o shares of and/or interests in private investment funds, hedge funds, investment clubs and any other pooled investment vehicles exempt from registration under the Investment Company Act (collectively, "HEDGE FUNDS" );



--------------------------------------------------------------------------------
                                                                         Page 12

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

          o interests in any other limited partnerships (including limited liability and other companies that are treated as partnerships for U. S. federal income tax purposes) whether or not Hedge Funds (as defined above);

          o Shares issued by open-end funds and exchange-traded funds ("ETFS ") managed or sub-advised by the Firm or its affiliates ("AFFILIATED MUTUAL FUNDS" ); and

          o Securities in limited or private offerings (commonly referred to as private placements) or IPOs.

B. SECURITIES TRANSACTIONS THAT DO NOT REQUIRE PRE-CLEARANCE.

     (1) EXEMPT SECURITIES. Employees are NOT REQUIRED TO PRE-CLEAR any transaction in the following categories of securities (collectively, "EXEMPT SECURITIES"):

          o    Direct obligations of the government of the United States;

          o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          o    Shares issued by money market funds;

          o    Interests in 529 college savings plans;

          o Shares issued by open-end funds and ETFs that are not Affiliated Mutual Funds; and

          o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

     (2) AUTOMATIC INVESTMENT PLANS AND NON-DISCRETIONARY ACCOUNTS. Pre-clearance is not required for transactions in any security or other instrument effected: (i) pursuant to an automatic investment plan; or (ii) in an account over which an the Employee has no direct or indirect influence or control (E.G., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such Employee has no direct or indirect influence or control) ("NON-DISCRETIONARY ACCOUNTS"), provided a broker letter is on file. For Non-Discretionary Accounts, a letter from the broker in which the account is maintained must be submitted to the Compliance Team through MCO or transactions in such accounts will need to be reported. Employees may be required to make additional representations each quarter with respect to these accounts. The Compliance Team will determine on a case-by-case basis whether an account qualifies for either of these exceptions.

           WHAT IS 'BENEFICIAL OWNERSHIP'?

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability, directly or indirectly, to profit or share in any profit from a securities transaction.


--------------------------------------------------------------------------------
                                                                         Page 13

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

The following are examples of indirect pecuniary interests in securities:

o Securities held by members of the Employees' immediate family sharing the same household. For this purpose "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. Adoptive relationships are included;

o Employees' interests as a general partner in securities held by a limited partnership; and

o Employees' interests as a manager or member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they have or share control over the securities held by the entity.

Employees do have a pecuniary interest in the securities held by any trust (1) where the Employee has the power to revoke the trust without the consent of another person (excluding immediate family members), and/or (2) the beneficiaries of which are or include the Employee or members of the Employee's immediate family.

PRE-CLEARANCE PROCEDURES

Employees must request pre-clearance for transactions in Covered Securities by completing a pre-clearance request form on the Firm's electronic compliance monitoring system MYCOMPLIANCEOFFICE ("MCO") in advance of the proposed transaction (an example of the information required in such form is set out in Attachment C). Once pre-clearance is granted to an Employee, such Employee may only transact in that security in the current trading day. If the Employee wishes to transact in that security after the respective market close, he or she must again obtain pre-clearance. With respect to limited partnerships, limited liability companies and similar entities, once pre-clearance is granted an employee may transact in that entity through the planned subscription date or the period indicated in the pre-clearance request.

All personal trades, either pre or post execution will be reviewed through MCO.


ADDITIONAL TRADING RESTRICTIONS

ACTIVE SECURITIES TRANSACTIONS. Certain securities transactions in Covered Securities, even if pre-cleared, may nevertheless be problematic from an actual or implied conflict of interest perspective. Those are pre-cleared transactions in Covered Securities where trading in such securities in our client accounts was discovered to have occurred within three (3) business days before or three
(3) business days after the pre-cleared Covered Securities transaction (an "ACTIVE SECURITIES TRANSACTION"). Accordingly, the Compliance Team may require an Employee to undo an Active Securities Transaction based on the various facts and circumstances around such Active Securities Transaction.

RESTRICTED LIST. The Firm maintains a restricted list ("RESTRICTED LIST") on MCO containing the names of issuers (including the underlying securities) in which Clients and/or employees are


--------------------------------------------------------------------------------
                                                                         Page 14

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

prohibited from conducting any trading activity. Restricted securities typically include, but are not limited to, securities in which the Firm may possess Material Non-Public Information; clients who are, or senior employees of, a publicly traded company; shares of Fiera Capital Corporation; shares of a Mutual Fund; etc. The CCO under limited circumstances, and after careful consideration, may grant an exception to such policy.

The Compliance Team is responsible for maintaining the Restricted List and will periodically review and update as necessary. In addition, the Firm will monitor Client and employee trading activity to identify suspicious trading activities in issuers or securities found on the Restricted List.

AFFILIATED MUTUAL FUNDS. Employees invested in any Affiliated Mutual Funds are required to hold positions for a period of no less than thirty (30) days and to trade in compliance with all requirements outlined in the Affiliated Mutual Fund's prospectus. For any questions, please see the Compliance Team.

REPORTING REQUIREMENTS

In order for the Firm to determine if there are any indications of scalping, frontrunning, or the appearance of any conflicts of interest, including, for example, any personal trading in securities also held by a Mutual Fund, each Employee shall submit the following reports in the forms through MCO, showing all holdings, accounts and transactions in Covered Securities and ETFs in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, but excluding holdings or transactions in any Non-Discretionary Accounts (collectively, "REPORTABLE SECURITIES").

     QUARTERLY TRANSACTION AND ACCOUNT OPENING REPORTS

Employees are requested, but not required, to instruct their banks and brokers to send to the Firm duplicate brokerage account statements, to be received through MCO. If an Employee's trades do not occur through a broker or bank (E.G., a purchase of a private investment fund) or if the Employee's bank or broker does not deliver duplicate statements through MCO, such transactions shall be reported separately on the quarterly personal securities transaction report via MCO in an electronic form, which for reference is substantially similar to the form set forth in Attachment D.

The trade confirmations and transaction reports required hereunder shall contain at least the following information for each transaction in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership: (a) the date of the transaction, the name of the Reportable Security and, as applicable, the exchange ticker symbol and CUSIP number, the interest rate and maturity date, and the number of shares or the principal amount of each Reportable Security involved; (b) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition); (c) the price at which the transaction was effected; (d) the name of the bank or broker with or through which the transaction was effected; and
(e) the date that the report is submitted.


--------------------------------------------------------------------------------
                                                                         Page 15

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

On a quarterly basis Employees are also required to report any new brokerage accounts opened or existing accounts closed through MCO (see example of form of report in Attachment D).

      INITIAL AND ANNUAL HOLDINGS AND ACCOUNTS REPORTS

      INITIAL

New Firm Employees are required to provide an initial securities holdings and brokerage accounts report via MCO not later than ten (10) days after the commencement of their employment containing the following information:

     o    All of their Reportable Securities; and

     o The name of any broker, dealer, or bank with which ANY securities are held (note that this includes accounts holding both Reportable Securities AND Exempt Securities).

Please refer to Attachments E and F for examples of the forms of initial holdings and accounts reports, which are substantially similar to the forms in MCO. This initial holdings and accounts report must be current as of a date not more than forty-five (45) days prior to the date the person becomes subject to the Code.

      ANNUAL

Existing Employees are required to provide an annual securities holdings and brokerage accounts report via MCO current as of the prior December 31 and received through MCO within 45 days of December 31 containing the following information:

     o    All of their Reportable Securities; and

     o The name of any broker, dealer, or bank with which ANY securities are held (note that this includes accounts holding both Reportable Securities AND Exempt Securities).

Please refer to Attachments E and F for examples of the forms of initial holdings and accounts reports, which are substantially similar to the forms in MCO. The an annual securities holdings and brokerage accounts report must be current as of the prior December 31 and received through MCO within 45 days of December 31.

     REQUIREMENTS FOR BOTH INITIAL AND ANNUAL

With respect to the annual holdings reports, employees who have opted to instruct their banks and brokers to send to the Firm duplicate brokerage account statements to be received through MCO need not prepare a separate annual holdings report so long as all the relevant information called for therein is included in the account statement(s) current as of the prior December 31 and received through MCO within 45 days of December 31.


--------------------------------------------------------------------------------
                                                                         Page 16

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

With respect to both the initial and annual holdings reports, each must contain at a minimum: (a) the name and type of security and, as applicable, the exchange ticker symbol and CUSIP number, number of shares or principal amount of each Reportable Security in which the Employee has any direct or indirect beneficial ownership; (b) the name of any bank or broker with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report. In the event that an Employee submits brokerage or custodial statements to satisfy the initial and/or annual holdings report requirement, the Employee must ensure that such statements include the information listed above.

REVIEW OF REPORTS

A file is maintained for each Employee that contains each Employee's submitted reports, which shall include any duplicate trade confirmations and account statements provided and documentation with respect to all requests for permission to make a securities trade and whether such approval was granted or denied. The Compliance Team will closely monitor Employees' investment patterns to detect any abuses of the Firm's personal securities transactions policy.

DUPLICATE COPIES

A form letter for an Employee's bank or broker is attached to this Policy as Attachment G and can also be found on MCO. In order to help ensure that duplicate trade confirmations are received for all accounts, Employees must complete and send a letter similar to Attachment G to each bank or broker maintaining an account for the direct or indirect benefit of the Employee.


--------------------------------------------------------------------------------
                                                                         Page 17

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

EXTERNAL ACTIVITIES POLICY

OUTSIDE BUSINESS ACTIVITIES

Employees may, under certain circumstances, be granted permission to engage in outside business activities with public or private corporations, partnerships, not-for-profit institutions, and other entities. However, service with outside organizations can raise serious regulatory issues and concerns, including conflicts of interest and access to Material Non-Public Information. Employees are prohibited from engaging in outside activities without the prior written approval of the CCO or his designee. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Employees are expected to seek approval for outside business activities via MCO.

If an Employee receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CEO.

DIVERSION OF THE FIRM'S BUSINESS OR INVESTMENT OPPORTUNITIES

An Employee may not acquire or receive personal gain or profit from any business opportunity that comes to his or her attention as a result of his or her association with the Firm and in which he or she knows that the Firm might be expected to participate or have an interest, without:

     o    Disclosing in writing all necessary facts to the CCO;

     o    Offering the particular opportunity to the Firm; and

     o    Obtaining written authorization to participate from Senior
          Management.

LOANS

No Employees may borrow from or become indebted to any person, business or company having business dealings or a relationship with the Firm, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO.

No Employee may use the firm (or its affiliates') name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

The Firm forbids payments of any kind by it, its Employees, or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of receiving favorable consideration.


--------------------------------------------------------------------------------
                                                                         Page 18

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries involving the Firm. Employees are expected, if requested, to provide the Firm with reasonable assistance, including, but not limited to, meeting or consulting with the Firm and its representatives, reviewing documents, analyzing facts, or appearing or testifying as witnesses or interviewees.

USE OF FIRM PROPERTY

No Employee may utilize property of the Firm, or utilize the services of the Firm, or its Employees, for his or her personal benefit or the benefit of another person or entity, without written approval of Senior Management. For this purpose, "property" means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

PROTECTION OF THE FIRM'S NAME

Employees should at all times be aware that the Firm's name, reputation and credibility are valuable assets that must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized or inappropriate use of the Firm's name.

INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if they become involved in, or threatened with, litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

PRIOR EMPLOYMENT ARRANGEMENTS

Employees are expected to act with professionalism, to avoid any improper disclosure of proprietary information, and to satisfy all other obligations owed to the Firm (or its affiliates) and to any prior employers. Employees should discuss any concerns regarding their prior employment with the CCO. Such concerns may include, but are not limited to, possession of Material Non-Public Information from a prior employer, a non-solicitation and/or non-compete clause in the Employee's previous employment agreement, and any prior political contributions made by the Employee.


--------------------------------------------------------------------------------
                                                                         Page 19

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

GIFTS AND ENTERTAINMENT POLICY

As a fiduciary, the Firm must act in the best interest of its Clients. At times, the unmonitored giving or receiving of gifts and entertainment may create an appearance that the Firm and its employees make decisions for clients that are based on personal benefit rather than client benefit. Employees are responsible for complying with this policy. The Compliance Team is responsible for oversight of this policy.

EMPLOYEES' RECEIPT OF BUSINESS MEALS, TICKETS TO SPORTING EVENTS AND OTHER ENTERTAINMENT

Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. Regardless of whether or not the Employee is accompanied to the event by the giver, if the estimated cost of the Employee's portion of the meal, event, etc. is greater than $250, the Employee must seek pre-clearance to attend the event from the Compliance Team by completing a request form in MCO, which for reference is substantially similar to the form in Attachment A.

EMPLOYEES' RECEIPT OF GIFTS

Employees must seek pre-clearance to accept gifts over $250 (either one single gift, or in aggregate on an annual basis from a single entity) from the Compliance Team by completing a request form in MCO, which for reference is substantially similar to the form in Attachment A. Reasonable gifts received on behalf of the Firm shall not require reporting. Examples of reasonable gifts include, but are not limited to, holiday gift baskets and lunches brought to Firm's offices by service providers.

THE FIRM'S GIFT GIVING AND ENTERTAINMENT GIVING POLICY

The Firm and its Employees are prohibited from giving any gifts or providing any entertainment to representatives of ERISA accounts, union accounts, or Taft-Hartley accounts without obtaining pre-clearance through a request form in MCO, which for reference is substantially similar to the form in Attachment A.

In all other instances, gifts or entertainment provided to other entities must not be excessive or extravagant.

SPECIAL POLICY FOR TRADERS OR OTHER FUND ADVISORY PERSONNEL ("ADVISORY PERSONNEL") FOR A REGISTERED FUND

No Advisory Personnel involved in providing services to a Registered Fund shall accept ANY gift or entertainment offer unless such gift or entertainment is approved by the Compliance Team.

RECORDKEEPING

The Firm will maintain a log on MCO of all reports or requests under this policy using a form substantially similar to Attachment B.


--------------------------------------------------------------------------------
                                                                         Page 20

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT A(1) -- CODE OF ETHICS ACKNOWLEDGEMENT FORM

By signing below, I certify that I have received, read, understood, abided by, and will continue to abide by the Firm's Code of Ethics. I understand that any questions about the Firm's Code of Ethics should be directed to the Compliance Team.

Print Name:

Signature:

Date:








----------
(1) Note -- this form can be found on MCO as part of the Compliance Manual acknowledgement form and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 21

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT B(2) -- EMPLOYEE COMPLIANCE QUESTIONNAIRE

Please answer the following questions accurately. If you mark any shaded boxes, explain your response in the space following the table.

-----------------------------------------------------------------------------------------------------------
                                   QUESTION                                          YES          NO
-----------------------------------------------------------------------------------------------------------

1. Are you or any members of your immediate family employed by a financial services company or a company that provides products or services to the Firm?

2. Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?

3. Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to the Firm?

4. Do you or any members of your immediate family have any business or personal relationship with any Client or Investor?

5. Are you or any members of your immediate family employed by any government?

6. Do you or any members of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?

7. Are you aware of any conflicts of interest that have not already been disclosed to the CCO involving the Firm, you or your immediate family members and any Client or Investor.

8. In the past ten (10) years, have you been convicted of, plead guilty, or plead no contest in a domestic, foreign, or military court to any:

     o   Felony

     o Misdemeanor involving investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?


----------
(2) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 22

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                   QUESTION                                          YES          NO
-----------------------------------------------------------------------------------------------------------

9.  In the past ten (10) years, has any federal regulatory agency, the U. S.
    Postal Service, any state agency, or any foreign financial regulatory authority found you:

     o    To have made a false statement or omission?

     o To have been involved in a violation of SEC or CFTC regulations or statutes?

     o To have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

10.  In the past ten (10) years, has any federal regulatory agency, the U. S.
     Postal Service, any state regulatory agency, or any foreign financial regulatory authority:

     o Entered an order against you in connection with investment-related activity?

     o Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

11. In the past ten (10) years, has any self-regulatory organization or commodities exchange found you to have:

     o Made a false statement or omission, or been dishonest, unfair, or unethical?

     o Been involved in a violation of investment-related regulations or statutes?

     o Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

12. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

13.  In the past ten (10) years, has any domestic or foreign court:

     o    Enjoined you in connection with any investment-related activity?

     o Found that you were involved in a violation of investment-related statutes or regulations?

     o Dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?


--------------------------------------------------------------------------------
                                                                         Page 23

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                   QUESTION                                          YES          NO
-----------------------------------------------------------------------------------------------------------

14. Are you now the subject of any proceeding that could result in a "yes" answer to any of the preceding questions?

-----------------------------------------------------------------------------------------------------------
NEW EMPLOYEES SHOULD SKIP QUESTIONS 19 THROUGH 25.
-----------------------------------------------------------------------------------------------------------

15. During the past twelve (12) months, have you obtained pre-clearance and reported all personal securities transactions or holdings in accordance with the Firm's Personal Securities Transaction Policy?

16. During the past twelve (12) months, have you complied with the approval and reporting provisions within the Firm's Gift and Entertainment Policy?

17. During the past twelve (12) months, have you received any Client or Investor complaint that was not escalated in accordance with the Firm's
     Client or Investor Complaint Policy?

18. During the past twelve (12) months, have you distributed any marketing or advertising materials that were not reviewed and approved in accordance with the Firm's Marketing and Advertising Policy or with the Marketing
     Supplement Relating to Private Investment Vehicles?

19. During the past twelve (12) months, have you received any material non-public information that you did not disclose to the CCO?

20. During the past twelve (12) months, have you become aware of any violation of the Firm's Code of Ethics that you did not disclose to the CCO?

21. During the past twelve (12) months, have you become aware of any violation of the Firm's Client and Investor Privacy Policy that you did not disclose to the CCO?

Please use the space below to explain any marks in shaded boxes. For each explanation, indicate the relevant question number. Use additional pages as necessary.

By signing below, I certify that I responded to the EMPLOYEE COMPLIANCE QUESTIONNAIRE completely and accurately.

Print Name:
Signature:
Date:


--------------------------------------------------------------------------------
                                                                         Page 24

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT C(3) -- PRE-CLEARANCE FORM FOR SECURITIES TRANSACTIONS

Account Name/Number:

Transaction Type: Buy / Sell / Short / Cover Short / Other (describe):

Security Name:

Security Type: Common Stock / Option / Debt / Other (describe):

Symbol or Identifier:

Number of Shares / Contracts / Principal Amount:

Broker / Custodian:

By signing below, I certify and acknowledge the following:

1. I have no Material Non-Public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws;

2. The proposed transaction complies in all respects with the provisions of the Firm's Code of Ethics including the trading blackout provision;

3. If the proposed transaction does not comply with the provisions of the Firm's Code of Ethics, I may be subject to disciplinary action;

4. I am not an officer, director or principal shareholder of the issuer and am not required to file reports required by Section 16 of the Exchange Act.

5. I attest that I will not recommend, promote, support or otherwise encourage the initial purchase or any sale of this security in client accounts for a period of 30 days.

6. If after thirty (30) days I or the Investment Committee transact in this security, I will immediately provide the CCO with a detailed outline describing the current appropriateness of client inclusion/disposition in portfolio versus this transaction date.

7. Should this security be brought up for discussion with the Investment Committee as a whole or individually for inclusion in portfolio, I will fully disclose all details of this transaction to the individual and/or group before the discussion continues. I will also inform the CCO in writing immediately.

Please note that once pre-clearance is granted, you may only transact in the approved security during the current trading day unless an extended pre-clearance period is granted by the CCO.


----------
(3) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 25

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

Signature: ____________________________          Date: _____________________

Print Name: ___________________________


--------------------------------------------------------------------------------

INTERNAL USE ONLY

Pre-clearance/Approval:                      Approved/Disapproved:

Compliance Reviewer:                         Approved/Disapproved:

Reasons Supporting Decision:

Date:

Notes/Comments:


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                                         Page 26

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT D(4) -- QUARTERLY REPORTING FORM: TRANSACTIONS AND ACCOUNTS

                             FOR THE QUARTER ENDED: _________________


------------------------------------------------------------------------------------------------------------------------------------
 NUMBER       SECURITY       TYPE        TICKER OR    BUY / SELL    PRINCIPAL   INTEREST      PRICE      DATE       EXECUTED BY
OF SHARES       NAME        (COMMON         CUSIP                    AMOUNT      RATE /                           (BROKER/DEALER
                             STOCK,                                             MATURITY                              OR BANK)
                          BOND, ETC.)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
  NAME OF BROKER/DEALER OR         ACCOUNT TITLE                ACCOUNT NUMBER          DATE ACCOUNT WAS
          BANK                                                                             ESTABLISHED
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

I certify that this form fully discloses all transactions of Reportable Securities in which I have a beneficial interest, and that I have reported any new accounts which hold any securities during the quarter. I understand that I am presumed to have a beneficial interest in securities transactions of immediate family members living in the same household.

Signature: _____              Print Name: _____             Date: _____

Deliver to the CCO or designee within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

With respect to Section 16 of the Exchange Act, nothing in this report should be construed as an admission that the person making the report has a direct or indirect beneficial ownership in the Securities to which the report relates.


----------
(4) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 27

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT E(5) -- INITIAL/ANNUAL HOLDINGS REPORTING FORM: REPORTABLE
SECURITIES

--------------------------------------------------------------------------------
                                                         NUMBER OF SHARES
                                           TYPE            OR PRINCIPAL
                   TICKER OR CUSIP    (COMMON STOCK,        AMOUNT (AS
SECURITY NAME      (AS APPLICABLE)      BOND, ETC.)         APPLICABLE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I certify that this form fully discloses all Reportable Security holdings in which I have a beneficial interest. I understand that I am presumed to have a beneficial interest in Securities holdings of immediate family members living in the same household. Deliver to the CCO or designee within ten (10) days of becoming associated with the Firm, upon request each year thereafter. Use additional sheets if necessary.

________________________________                      _______________________
Signature                                             Date

________________________________
Print Name


----------
(5) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.

--------------------------------------------------------------------------------
                                                                         Page 28

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT F(6) -- INITIAL/ANNUAL HOLDINGS REPORTING FORM: ACCOUNTS

Information is current as of:

--------------------------------------------------------------------------------
NAME OF BROKER/DEALER OR BANK          ACCOUNT TITLE          ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that this form fully discloses all of the Securities accounts in which I have a beneficial interest. I understand that I am presumed to have a beneficial interest in Securities accounts of immediate family members living in the same household.

Deliver to the CCO or designee within ten (10) days of becoming associated with the Firm, and upon request each year thereafter. Use additional sheets if necessary.

_________________________                          ________________________
Signature                                          Date

_________________________
Print Name


----------
(6) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 29

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT G(7) -- LETTER TO A BROKER/DEALER

DATE

NAME OF BROKER/CUSTODIAN
ADDRESS
CITY, STATE ZIP

Re: Account No. _____________________________

    Account Name ____________________________


Dear NAME,

As of DATE, please send duplicate account statements for the above named account to:

          <Firm Name>
          Attn: <CCO>, Chief Compliance Officer <or a designee>
          <Firm Address>
          <City, State Zip>

If you have any questions or concerns, please call me at <Firm Phone Number>. Thank you for your immediate attention to this matter.

Sincerely,

NAME

cc:  Stephen McShea, Chief Compliance Officer


----------
(7) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 30

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT H(8) - GIFT AND ENTERTAINMENT PRE-CLEARANCE

I plan to [receive] a [gift or entertainment] (circle as applicable)

Describe the gift or entertainment:

Approximate cost or value (whichever is higher):

Third-party giver or recipient:

Describe the relationship between the third party and yourself and/or WOCO:

If known, describe the reason that the gift or entertainment was given or received:

List any other gifts or entertainment given by, or received from, the third party within the past twelve (12) months, along with their approximate cost or value.

Is the recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes / No

_____________________________                   _________________________
Signature                                       Date

_____________________________
Print Name

Reviewed by:

_____________________________                   _________________________
Signature                                       Date

_____________________________
Print Name


----------
(8) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 31

FIERA CAPITAL INC.                                                CODE OF ETHICS
--------------------------------------------------------------------------------

ATTACHMENT I(9) - GIFTS AND ENTERTAINMENT LOG


------------------------------------------------------------------------------------------------------------------------------------
          EMPLOYEE/SUPERVISED                                                           RELATIONSHIP
          PERSON GIVING OR            DESCRIPTION OF     APPROXIMATE      OUTSIDE       BETWEEN           REASON FOR
          RECEIVING THE GIFT OR       THE GIFT OR        DOLLAR VALUE     GIVER OR      GIVER AND         GIFT OR
DATE      ENTERTAINMENT               ENTERTAINMENT      OR COST          RECIPIENT     RECIPIENT         ENTERTAINMENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


----------
(9) Note -- this form can be found on MCO and is substantially similar but may not be identical to one in this Attachment.


--------------------------------------------------------------------------------
                                                                         Page 32